Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 WITHOUT RESTRICTION, OR (III) THE PARTNERSHIP HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES; PROVIDED THAT SUCH PLEDGE DOES NOT CONSTITUTE OR RESULT IN A TRANSFER OF THE SECURITIES UNDER ANY APPLICABLE LAWS, RULES OR REGULATIONS.

No.	August 20, 2009

ATLAS PIPELINE PARTNERS, L.P.

WARRANT TO PURCHASE             COMMON UNITS

For VALUE RECEIVED,             (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (“Partnership”), at any time after the date hereof (the “Initial Exercise Date”) and not later than 5:00 P.M., Eastern time, on the second anniversary of the date hereof (the “Expiration Date”), at an exercise price per unit equal to $6.35 (the “Exercise Price”),             units (“Warrant Units”) of the Partnership’s Common Units (“Common Units”). The number of Warrant Units purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein.

Section 1. Registration. The Partnership shall maintain books for the transfer and registration of this Warrant. Upon the initial issuance of this Warrant, the Partnership shall issue and register this Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Partnership shall transfer this Warrant from time to time upon the books to be maintained by the Partnership for that purpose, upon surrender thereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Partnership, including, if required by the Partnership, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Partnership.

Section 3. Exercise of Warrant.

(a) This Warrant may be exercised in whole or in part at any time on or after the Initial Exercise Date and prior to the Expiration Date upon delivery of the notice of exercise form attached hereto as Appendix A (the “Notice of Exercise”) and payment by cash, certified check or wire transfer (or, in certain circumstances, by net issuance exercise as provided in Section 3(h)) for the aggregate Exercise Price for that number of Warrant Units then being purchased, to the Partnership during normal business hours on any day other than a Saturday or Sunday on which banks are open for business in New York City (a “Business Day”) at the Partnership’s principal executive offices (or such other office or agency of the Partnership as the Partnership may designate by notice to the Warrantholder; provided that any Notice of Exercise delivered after 12:00 noon EST will be deemed delivered the next Trading Day). The Warrant Units so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such units, as of 5:00 P.M. New York City time on the date on which the aggregate Exercise Price shall have been paid and the completed Notice of Exercise shall have been delivered. Certificates for the Warrant Units so purchased, representing the aggregate number of units specified in the Notice of Exercise, shall be transmitted by the Partnership’s transfer agent by crediting the account of the Warrantholder’s prime broker with The Depository Trust Company (“DTC”) through its Deposit / Withdrawal At Custodian system if the Partnership is a participant in such system, and otherwise by physical delivery to the address specified by the Warrantholder in the Notice of Exercise, within a reasonable time, not exceeding three (3) Trading Days (as defined below) after this Warrant shall have been so exercised, including payment of the aggregate Exercise Price and the delivery of a completed Notice of Exercise (the “Warrant Unit Delivery Date”). The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder in the Notice of Exercise.

(b) Notwithstanding anything herein to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Partnership until the Warrantholder has purchased all of the Warrant Units available hereunder and this Warrant has been exercised in full, in which case, the Warrantholder shall surrender this Warrant to the Partnership for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Partnership. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Units available hereunder shall have the effect of lowering the outstanding number of Warrant Units purchasable hereunder in an amount equal to the applicable number of Warrant Units purchased. The Warrantholder and the Partnership shall maintain records showing the number of Warrant Units purchased and the date of such purchases. The Partnership shall deliver any objection to any Notice of Exercise Form within one Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Partnership’s transfer agent shall be controlling and determinative in the absence of manifest error. The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Units hereunder, the number of Warrant Units available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(c) If this Warrant shall have been exercised in part and surrendered, the Partnership shall, at its own expense and at the time of delivery of the certificate or certificates representing Warrant Units, deliver to the Warrantholder a new Warrant evidencing the rights of the Warrantholder to purchase the unpurchased Warrant Units called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

(d) In addition to any other rights available to the Warrantholder, if the Partnership fails to deliver to the Warrantholder a certificate or certificates representing the Warrant Units pursuant to an exercise on or before the applicable Warrant Unit Delivery Date, and if after such date the Warrantholder is required by its broker to purchase (in an open market transaction or otherwise) Common Units to deliver in satisfaction of a sale by the Warrantholder of the Warrant Units which the Warrantholder anticipated receiving upon such exercise (a “Buy-In”), then the Partnership shall, at the Warrantholder’s option, either (i) pay cash to the Warrantholder in an amount equal to the Warrantholder’s total purchase price (including brokerage commissions, if any) for the Common Units so purchased (the “Buy-In Price”), at which point the Partnership’s obligation to deliver such certificate (and to issue such Common Units) or credit such Warrantholder’s balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Warrantholder a certificate or certificates representing such Common Units or credit such Warrantholder’s balance account with DTC and pay cash to the Warrantholder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Units, times (B) the closing bid price on the date of exercise. Warrantholder shall provide the Partnership written notice indicating the amounts payable to the Warrantholder in respect to the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Partnership. Nothing herein shall limit a Warrantholder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Partnership’s failure to timely deliver certificates representing Common Units upon exercise of this Warrant as required pursuant to the terms hereof.

(e) For purposes of this Warrant (i) a “Trading Day” means (A) a day on which the Common Units are traded on a Trading Market (as defined below), or (B) if the Common Units are not listed on a Trading Market, a day on which the Common Units are traded on the over the counter market, as reported by the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”), or (C) if the Common Units are not quoted on the Bulletin Board, a day on which prices for the Common Units are reported in the Pink Sheets published by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Units are not listed, quoted or reported as set forth in (A), (B) and (C) hereof, then Trading Day shall mean a Business Day and (ii) “Trading Market” means the following markets or exchanges on which the Common Units are listed or quoted for trading on the date in question: the NASDAQ Global Select Market, the NASDAQ Global Market, The NASDAQ Capital Market, the American Stock Exchange or the New York Stock Exchange.

(f) If and only if the remedy in Section 3(d) is not utilized by the Warrantholder, then if the Partnership fails to deliver to the Warrantholder a certificate or certificates representing the Warrant Units pursuant to an exercise on or before the Warrant Unit Delivery Date, the Partnership shall be liable to the Warrantholder for liquidated damages in an amount equal to 1.0% of the aggregate Exercise Price of the Warrant Units issuable pursuant to such exercise for each thirty (30) day period (or pro rata for any portion thereof) beyond the Warrant Unit Delivery Date.

(g) Notwithstanding anything to the contrary herein, the Warrantholder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise, the Warrantholder (together with the Warrantholder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of Common Units outstanding immediately after giving effect to such issuance; provided that this limitation shall not apply to Morgan Stanley Strategic Investments, Inc. For purposes of the foregoing sentence, the number of Common Units beneficially owned by the Warrantholder and its affiliates shall include the number of Common Units issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of Common Units which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Warrantholder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Partnership (including, without limitation, any other Common Units or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrantholder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Warrantholder that the Partnership is not representing to the Warrantholder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrantholder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Section 3(g), in determining the number of outstanding Common Units, the Warrantholder may rely on the number of outstanding Common Units as reflected in the latest of (x) the Partnership’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Partnership or (z) any other notice by the Partnership or the Partnership’s transfer agent setting forth the number of Common Units outstanding. Following the written or oral request of the Warrantholder, the Partnership shall, or shall cause its transfer agent to, within two Trading Days confirm orally and in writing to the Warrantholder the number of Common Units then outstanding. In any case, the number of outstanding Common Units shall be determined after giving effect to the conversion or exercise of securities of the Partnership, including this Warrant, by the Warrantholder or its affiliates since the date as of which such number of outstanding Common Units was reported. The provisions of this Section 3(g) may be waived by the Warrantholder, at the election of the Warrantholder, upon not less than 61 days’ prior notice to the Partnership, and the provisions of this Section 3(g) shall continue to apply until such 61st day (or such later date, as determined by the Warrantholder, as may be specified in such notice of waiver).

(h) Notwithstanding any other provision contained herein to the contrary, if, after the Target Effective Date (as such term is defined in the Registration Rights Agreement of even date herewith (the “Registration Rights Agreement”)), the Warrant Units may not be freely sold to the public for any reason (including, but not limited to, the failure of the Partnership to have effected the registration of the Warrant Units, or the failure to have a current prospectus available for delivery or otherwise), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Exercise Price in respect of the Common Units to be acquired, Common Units equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed, at the office of the Partnership. Thereupon, the Partnership shall issue to the Warrantholder such number of fully paid, validly issued and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act) Common Units as is computed using the following formula:

X = Y (A - B)

A

where

X = the number of Common Units which the Warrantholder has then requested be issued to the Warrantholder;

Y = the number of Warrant Units covered by this Warrant that the Warrantholder is surrendering at such time for net issuance exercise (including both units to be issued to the Warrantholder and units to be canceled as payment therefor);

A = the Market Price (as defined below) of one Common Unit as at the time the net issue election is made; and

B = the Exercise Price in effect under this Warrant at the time the net issue election is made.

Section 4. Compliance with the Securities Act of 1933. Unless (i) the Registration Statement (as such term is defined in the Registration Rights Agreement), is effective at any time that this Warrant is exercised or (ii) this Warrant is exercised pursuant to Section 3(h) more than six months after the date hereof and the Warrantholder provides the Partnership with reasonable assurance that the Warrant Units can be sold, assigned or transferred pursuant to Rule 144 or a similar rule under the Securities Act; the certificate evidencing the Warrant Units shall bear a restrictive legend set forth on the first page of this Warrant. In addition, as a condition precedent to the issuance of the Warrant Units upon such exercise, the Warrantholder shall be required to covenant and agree that (a) if Warrant Units are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, (b) if this Warrant or any portion hereof is exercised pursuant to the net issue election provided for in Section 3(h) within a year of the date this Warrant was first issued, such Warrantholder will not sell such Warrant Units under Rule 144 or a similar rule under the Securities Act if it has been notified by the Partnership that the Partnership is not current in its reporting obligations thereunder, and (c) if this Warrant or any portion hereof is exercised for cash consideration, until the date that is one year from the date the applicable Warrant Units are first delivered to the Warrantholder, such Warrantholder will not sell such Warrant Units under Rule 144 or a similar rule under the Securities Act if it has been notified by the Partnership that the Partnership is not current in its reporting obligations thereunder.

Section 5. Payment of Taxes. The Partnership will pay any documentary stamp taxes attributable to the initial issuance of Warrant Units issuable upon the exercise of this Warrant; provided, however, that the Partnership shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Units in a name other than that of the Warrantholder in respect of which such units are issued, and in such case, the Partnership shall not be required to issue or deliver any certificate for Warrant Units or any Warrant until the person requesting the same has paid to the Partnership the amount of such tax or has established to the Partnership’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Partnership shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Units, but only upon receipt of evidence reasonably satisfactory to the Partnership of such loss, theft or destruction of this Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Partnership.

Section 7. Adjustments. The Exercise Price and number of Warrant Units subject to this Warrant shall be subject to adjustment from time to time as set forth in this Section 7.

(a) If the Partnership shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Units in Common Units, subdivide its outstanding Common Units into a greater number of units or combine its outstanding Common Units into a smaller number of units or issue by reclassification of its outstanding Common Units any units of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Partnership is the continuing corporation), then the number of Warrant Units purchasable upon exercise of this Warrant and the Exercise Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Partnership so that the Warrantholder thereafter exercising this Warrant shall be entitled to receive the number of Common Units or other capital stock which the Warrantholder would have received if this Warrant had been exercised immediately prior to such event upon payment of an Exercise Price that has been adjusted to reflect the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Partnership, consolidation or merger of the Partnership with another corporation in which the Partnership is not the survivor, or sale, transfer or other disposition of all or substantially all of the Partnership’s assets to another corporation shall be effected (each, a “Fundamental Transaction”), then, as a condition of such Fundamental Transaction, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to exercise this Warrant and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Units immediately theretofore issuable upon exercise of this Warrant, such units of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Units equal to the number of Warrant Units immediately theretofore issuable upon exercise of this Warrant, had this Warrant been exercised in full immediately prior to such Fundamental Transaction (the “Transaction Consideration”), and in any such case appropriate provision (as determined in good faith by the Board of Directors of the general partner of the Partnership) shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Transaction Consideration deliverable upon the exercise hereof. The Partnership shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Partnership) resulting from such consolidation or merger, or the corporation or entity purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Partnership, such Transaction Consideration as, in accordance with the foregoing provisions, the Warrantholder may be entitled to receive upon exercise hereof, and the other obligations under this Warrant. Without limiting the generality of the foregoing, the terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Partnership shall apportion such aggregate Exercise Price among the Transaction Consideration in a reasonable manner reflecting the relative value of any different components of the Transaction Consideration, if applicable. If holders of Common Units are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Warrantholder shall be given the same choice as to the Transaction Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Warrantholder’s request, any successor to the Partnership or surviving entity in such Fundamental Transaction shall issue to the Warrantholder a new Warrant consistent with the foregoing provisions and evidencing the Warrantholder’s right to purchase the Transaction Consideration for the aggregate Exercise Price upon exercise thereof. Notwithstanding the foregoing provisions of this Section 7(b), in the event of a Fundamental Transaction, other than a Fundamental Transaction in which the successor corporation is a publicly traded corporation whose Common Units are quoted or listed for trading on a Trading Market assumes this Warrant such that this Warrant or any Warrant issued in substitution herefor shall be exercisable for the publicly traded common stock of such successor corporation, then the Partnership or any successor entity shall pay at the Warrantholder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per Common Unit equal to the VWAP (as defined below) of the Common Units for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction. The provisions of this Section 7(b) shall similarly apply to successive Fundamental Transactions. For purposes of this Warrant “VWAP” means for any date, the price determined by the first of the following clauses that applies: (a) if the Common Units are then listed or quoted on a Trading Market, the volume weighted average of the prices per Common Unit traded on such date (or the nearest preceding date) on the Trading Market on which the Common Units are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 A.M. New York City time to 4:00 P.M. New

York City time); (b) if the Common Units are not then listed or quoted on a Trading Market and if prices for the Common Units are then quoted on the Bulletin Board, the volume weighted average of the prices per Common Unit traded on such date (or the nearest preceding date) on the Bulletin Board; (c) if the Common Units are not then listed or quoted on the Bulletin Board and if prices for the Common Units are then reported in the Pink Sheets published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the last bid price per Common Unit so reported on such date (or the most recent bid price if none is reported for such date); or (d) in all other cases, the fair market value of a Common Unit as determined by an independent appraiser selected in good faith by the Board of Directors of the general partner of the Partnership.

(c) In case the Partnership shall fix a payment date for the making of a distribution to all holders of Common Units (including any such distribution made in connection with a consolidation or merger in which the Partnership is the continuing corporation) of evidences of indebtedness or assets (other than regular cash dividends or regular cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 7(a)), or subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of Common Units outstanding multiplied by the Market Price (as defined below) per Common Unit immediately prior to such payment date, less the fair market value (as determined by the Board of Directors of the general partner of the Partnership in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of Common Units outstanding multiplied by such Market Price per Common Unit immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (i) if the Common Units are then listed on a national stock exchange, the closing sale price of one Common Unit on such exchange on the last trading day prior to the Valuation Date; (ii) if the Common Units are then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the Bulletin Board or such similar exchange or association, the closing sale price of one Common Unit on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (iii) if the Common Units are not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one Common Unit as of the Valuation Date, shall be determined in good faith by the Board of Directors of the general partner of the Partnership and the Warrantholder. If the Common Units are not then listed on a national securities exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the Board of Directors of the general partner of the Partnership shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a Common Unit as determined by the Board of Directors of the general partner of the Partnership. In the event that the Board of Directors of the general partner of the Partnership and the Warrantholder are unable to agree upon the fair market value in respect of this Section 7(c), the Partnership and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Partnership and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

(d) An adjustment to the Exercise Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e) In the event that, as a result of an adjustment made pursuant to this Section 7, the Warrantholder shall become entitled to receive any units of capital stock of the Partnership other than Common Units, the number of such other units so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Units contained in this Warrant.

(f) Except as provided in Section 8(g), if and whenever the Partnership shall issue or sell, or is, in accordance with any of Sections 8(f)(1) - (7), deemed to have issued or sold, any Common Units for no consideration or for a consideration per unit less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Exercise Price	=	(A x B) + D
A+C

where

“A” equals the number of Common Units outstanding, including Additional Common Units (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Exercise Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Common Units issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Partnership upon such Trigger Issuance;

provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price in effect prior to such Trigger Issuance.

For purposes of this Section 8(f), “Additional Common Units” shall mean all Common Units issued by the Partnership or deemed to be issued pursuant to this Section 8(f), other than Excluded Issuances (as defined in Section 8(g)).

For purposes of this Section 8(f), the following Sections 8(f)(1) - (f)(7) shall also be applicable:

(1) Issuance of Rights or Options. In case at any time the Partnership shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Units or any stock or security convertible into or exchangeable for Common Units (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per unit for which Common Units are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Partnership as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Partnership upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Common Units issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of Common Units issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per unit as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in Section 8(f)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Units or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Units upon conversion or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. In case the Partnership shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per unit for which Common Units are issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Partnership as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Partnership upon the conversion or exchange thereof, by (ii) the total number of Common Units issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Common Units issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per unit as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in

Section 8(f)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Units upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of Section 8(f).

(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 8(f)(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 8(f)(1) or Section 8(f)(2), or the rate at which Convertible Securities referred to in Section 8(f)(1) or Section 8(f)(2) are convertible into or exchangeable for Common Units shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4) Stock Dividends. Subject to the provisions of this Section 8(f), in case the Partnership shall declare a dividend or make any other distribution upon any stock of the Partnership (other than the Common Units) payable in Common Units, Options or Convertible Securities, then any Common Units, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Stock. In case any Common Units, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Partnership therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Partnership in connection therewith. In case any Common Units, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Partnership shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the general partner of the Partnership, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Partnership in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Partnership, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the general partner of the Partnership. If Common Units, Options or Convertible Securities shall be issued or sold by the Partnership and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Partnership shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes Option Pricing Model or another method mutually agreed to by the Partnership and the Warrantholder). The Board of Directors of the general partner of the Partnership shall respond promptly, in writing, to an inquiry by the Warrantholder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the general partner of the Partnership and the Warrantholder are unable to agree upon the fair market value of the Additional Rights, the Partnership and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Partnership and the Warrantholder.

(6) Record Date. In case the Partnership shall take a record of the holders of its Common Units for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Units, Options or Convertible Securities or (ii) to subscribe for or purchase Common Units, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Units deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(7) Treasury Units. The number of Common Units outstanding at any given time shall not include units owned or held by or for the account of the Partnership or any of its wholly-owned subsidiaries, and the disposition of any such units (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Units for the purpose of this Section 8(f).

(g) Anything herein to the contrary notwithstanding, the Partnership shall not be required to make any adjustment of the Exercise Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Partnership in connection with their service as directors of the general partner of Partnership, their employment by the Partnership or their retention as consultants by the Partnership pursuant to an equity compensation program approved by the Board of Directors of the general partner of the Partnership or the compensation committee of the Board of Directors of the general partner of the Partnership, (B) Common Units issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof; provided that neither the conversion price or exercise price nor number of units issuable under such Options or Convertible Securities is amended, modified or changed after the date hereto other than pursuant to the provisions of such Options or Convertible Securities as they exist as of the date hereof, (C) securities issued pursuant to that certain Purchase Agreement dated August 17, 2009, among the Partnership and the Investors named therein (the “Purchase Agreement”) and securities issued upon the exercise or conversion of those securities, (D) Common Units issued or issuable by reason of a dividend, stock split or other distribution on Common Units (but only to the extent that such a dividend, split or distribution results in an adjustment in the Exercise Price pursuant to the other provisions of this Warrant); and (E) securities issued as consideration for assets or equity (collectively, “Excluded Issuances”).

(h) Upon any adjustment to the Exercise Price pursuant to Section 8(f), the number of Warrant Units purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter.

Section 8. Fractional Interest. The Partnership shall not be required to issue fractions of Warrant Units upon the exercise of this Warrant. If any fractional Common Unit would, except for the provisions of the first sentence of this Section 8, be deliverable upon such exercise, the Partnership, in lieu of delivering such fractional unit, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional Common Unit on the date of exercise.

Section 9. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Partnership and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Partnership and the Warrantholder.

Section 10. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Exercise Price, the Partnership shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Partnership, stating the adjusted Exercise Price and the adjusted number of Warrant Units resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 11. Identity of Transfer Agent. The Transfer Agent for the Common Units is American Stock Transfer and Trust Company. Upon the appointment of any subsequent transfer agent for the Common Units or other units of the Partnership’s capital securities issuable upon the exercise of the rights of purchase represented by this Warrant, the Partnership will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 12. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Partnership’s books and records and, if to the Partnership, at the address as follows, or at such other address as the Warrantholder or the Partnership may designate by ten days’ advance written notice to the other:

If to the Partnership:

Atlas Pipeline Partners, L.P.

West Pointe Corporate Center I

1550 Coraopolis Heights Road, Second Floor

Moon Township, PA 15108

Fax:  412-262-2820

Attn: Eugene N. Dubay

With a copy to:

Ledgewood

1900 Market Street, Suite 750

Philadelphia, PA 19103

Fax:  215-735-2513

Attn: Lisa A. Ernst

Section 13. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the Common Units issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

Section 14. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 15. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Partnership and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Partnership and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Partnership and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTNERSHIP AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 16. No Rights as Limited Partner. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a limited partner of the Partnership by virtue of its ownership of this Warrant.

Section 17. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Partnership pursuant to the Purchase Agreement and initially covering an aggregate of 2,689,765 Common Units (collectively, the “Partnership Warrants”). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 7 of this Warrant) only upon the written consent of the Partnership and the Warrantholder; provided, that nothing herein shall preclude the Partnership from lowering the Exercise Price.

Section 18. Section Headings. The section headings in this Warrant are for the convenience of the Partnership and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Partnership has caused this Warrant to be duly executed, as of the date first above written.

ATLAS PIPELINE PARTNERS, L.P.

By:
Name:
Title:

APPENDIX A

ATLAS PIPELINE PARTNERS, L.P.

WARRANT EXERCISE FORM

To [Name]:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Exercise Price and surrender of this Warrant, Common Units (“Warrant Units”) provided for therein, and requests that certificates for the Warrant Units be issued as follows:

Name
Address

Federal Tax ID or Social Security No.

and delivered by	(certified mail to the above address, or
(electronically (provide DWAC Instructions:
), or
(other
) (specify):.

and, if the number of Warrant Units shall not be all the Warrant Units purchasable upon exercise of this Warrant, that a new Warrant for the balance of the Warrant Units purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Warrantholder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, the Warrantholder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of Common Units which exceeds 4.99% of the total outstanding Common Units as determined pursuant to the provisions of Section 3(g) of this Warrant; provided that this provision shall not apply to Morgan Stanley Strategic Investments, Inc. In determining whether the Warrantholder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of the Warrantholder’s affiliates) of a number of Common Units which exceeds 4.99%, the Partnership may rely on the above representation and warranty of the Warrantholder.

A-1

Dated:                                 ,

Note:	The signature must correspond with
Signature:
the name of the Warrantholder as written on the first page of this Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.		Name (please print)

Address

Federal Identification or
Social Security No.

Assignee:

2

APPENDIX B

ATLAS PIPELINE PARTNERS, L.P.

NET ISSUE ELECTION NOTICE

To: [Name]

Date: [                        ]

The undersigned hereby elects under Section 3(g) of this Warrant to surrender the right to purchase [                        ] Common Units pursuant to this Warrant and hereby requests the issuance of [                        ] Common Units. The certificate(s) for the units issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

B-1